LEASE

BETWEEN

EXPRESSWAY 95 BUSINESS CENTER, LP
LESSOR

AND

Gyrotron Technology, Inc.
A Delaware Corporation
LESSEE

3412 Progress Drive
Suite A
Bensalem, Pa 19020
DEMISED PREMISES

INDEX

MULTI-TENANT INDUSTRIAL NET LEASE

REFERENCE PAGE

BUILDING:	3412 Progress Drive, Suite A, Bensalem, Pa 19020
LESSOR:	Expressway 95 Business Center, LP
LESSOR'S ADDRESS:	3466 PROGRESS DRIVE SUITE 210 BENSALEM, PA 19020
LEASE REFERENCE DATE:	June 2nd, 2006
LESSEE:	Gyrotron Technology, Inc.
PREMISES IDENTIFICATION:	Suite A
PREMISES RENTABLE AREA:	Approximately 8,000 Square Feet
USE:	Office and Warehouse space for use in the Technologies for Materials Processing
SCHEDULED COMMENCEMENT DATE:	August 1, 2006 Tenant shall have access 3 weeks prior to set up office, Telephones, Data, etc..
TERMINATION DATE:	July 31, 2011
TERM OF LEASE:	5 Years
INITIAL ANNUAL RENT (ARTICLE 3):	Year 1 $44,000.00 per year Year 2 $48,000.00 per year Year 3 $48,000.00 per year Year 4 $52,000.00 per year Year 5 $52,000.00 per year
INITIAL MONTHLY INSTALLMENT OF ANNUAL RENT (Article 3):	Year 1 $3,666.67 per month Year 2 $4,000.00 per month Year 3 $4,000.00 per month Year 4 $4,333.33 per month Year 5 $4,333.33 per month
INITIAL ESTIMATED MONTHLY INSTALLMENT OF ANNUAL RENT ADJUSTMENTS (ARTICLE 4):	$2,460.00 per month
LESSEE'S PROPORTIONATE SHARE:	50.84%
SECURITY DEPOSIT:	$12,253.34 (Two months rent & NET) 11/12/10 New Sec. Dep. Amt. $3,333.34
ASSIGNMENT/SUBLETTING FEE:	$250.00
Broker:	NAI Mertz Corporation

The Reference Page information is incorporated into and made part of the Lease. In the event of any conflict between any Reference Page information and the Lease, the Lease shall control. This Lease contains Exhibit A through C, and Rider, all of which are made part of this Lease.

LESSOR:	LESSEE:
EXPRESSWAY 95 BUSINESS CENTER, LP A Pennsylvania Limited Partnership	Gyrotron Technology, Inc. A Delaware Corporation
By: Gerald L. Ziff Partner	By: Lian Sawiren Vice President
Signature	Signature
Date: 6/2/06	Date: 6/1/06
	Federal I.D.# 51-0382375
	Affix Corporate Seal Here

LEASE

By this Lease Lessor leases to Lessee and Lessee leases from Lessor the Premises in the Building as set forth and described on the Reference Page. The Reference Page, including all terms defined thereon, is incorporated as part of this Lease.

1. USE AND RESTRICTIONS ON USE

1.1 The Premises are to be used solely for the purposes stated on the Reference Page. Lessee shall not do or permit anything to be done in or about the Premises which will in any way construct or interfere with the rights of other tenants or occupants of the Building or injure, annoy, or disturb them or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose. Lessee shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in or upon, or in connection with, the Premises, all at Lessee's sole expense. Lessee shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury or persons in or about the Building or any part thereof.

1.2 Lessee shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively "Hazardous Materials") flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively "Environmental Law"), nor shall Lessee suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials. Notwithstanding the foregoing, and subject to Lessor's prior consent, Lessee may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes; provided that Lessee shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment. Lessee shall protect, defend, indemnify and hold each and all of the Lessor Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) incurred by reason of any actual or asserted failure of Lessee to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Lessee to keep, observe, or perform any provision of this Section 1.2.

2. TERM

2.1 The Term of this Lease shall begin on the date ("Commencement Date") which shall be the later of the Scheduled Commencement Date as shown on the Reference Page and the date that Lessor shall tender possession of the Premises to Lessee. Lessor shall tender possession of the Premises with all the work, if any, to be performed by Lessor pursuant to Exhibit B to this Lease substantially completed. Lessee shall deliver a punch list of items not completed within 30 days after Lessor tenders possession of the Premises and Lessor agrees to proceed with due diligence to perform its obligations regarding such items. Lessor and Lessee shall execute a memorandum setting forth the actual Commencement Date and Termination Date.

2.2 Lessee agrees that in the event of the inability of Lessor to deliver possession of the Premises on the Scheduled Commencement Date, Lessor shall not be liable for any damage resulting from such inability, but Lessee shall not be liable for any rent until the time when Lessor can, after notice to Lessee, deliver possession of the Premises to Lessee. No such failure to give possession on the Scheduled Commencement Date shall affect the other obligations of Lessee under this Lease, except that if Lessor is unable to deliver possession of the Premises within Sixty (60) days of the Scheduled Commencement Date (other than as a result of strikes, shortages of materials or similar matters beyond the reasonable control of Lessor and Lessee is notified by Lessor in

writing as to such delay), Lessee shall have the option to terminate this Lease unless said delay is as a result of: (a) Lessee's failure to agree to plans and specifications, (b) Lessee's request for finishes or installations other than Lessor's standard except those, if any, that Lessor shall have expressly agreed to furnish without extension of time agreed by Lessor; (c) Lessee's change in any plans or specifications; or (d) performance or completion by a party employed by Lessee. If any delay is the result of any of the foregoing, the Commencement Date and the payment of rent under this Lease shall be accelerated by the number of days of such delay.

2.3 In the event Lessor shall permit Lessee to occupy the Premises prior to the Commencement Date, such occupancy shall be subject to all the provisions of this Lease. Said early possession shall not advance the Termination Date.

3. RENT

3.1 Lessee agrees to pay to Lessor the annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the first month's rent shall be paid upon the execution of this Lease. The Monthly Installment of Rent in effect at any time shall be one-twelfth of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon a thirty (30) day month. Said rent shall be paid to Lessor, without deduction or offset and without notice or demand, at the Lessor's address, as set forth on the Reference Page, or to such other person or at such other place as Lessor may from time to time designate in writing.

3.2 Lessee recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Lessor, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Lessee therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease, a late charge equal to ten percent (10%) per month of the unpaid rent or other payment. The amount of the late charge to be paid by Lessee shall be reassessed and added to Lessee's obligation for each successive monthly period until paid. The provisions of this Section 3.2 in no way relieve Lessee of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Lessor's remedies pursuant to Article 18 in the event said rent or other payment is unpaid after date due.

3.3 If Lessee does not pay rent on the day when same shall become due and payable, and such failure shall continue for a period of **ten (10) days**, Lessee shall pay to Lessor a service charge at the rate of **ten (10%) percent** per month on the amount of such rent or additional rent or all of them, for each month or a portion of a month that same shall remain unpaid. The provisions of this paragraph shall not preclude Lessor from exercising its option as set forth in any other section of this Lease or as provided by law.

4. RENT ADJUSTMENTS

4.1 For the purpose of this Article 4, the following terms are defined as follows:

4.1.1 Lease Year: Each calendar year falling partly or wholly within the Term.

4.1.2 Direct Expenses: All direct costs of operation, maintenance, repair and management of the Building (including the amount of any credits which Lessor may grant to particular tenants of the Building in lieu of providing any standard services or paying any standard costs described in this Section 4.1.2 for similar tenants), as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: water and sewer charges; insurance charges of or relating to all insurance policies and endorsements deemed by Lessor to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof; utility costs, including but not limited to, the cost of heat, light, power, steam, gas and waste disposal; the cost of janitorial services; the cost of security and alarm services (including any central station signaling system); window cleaning costs; labor costs, costs and expense of managing the Building including management fees; air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment other than capital items; current rental and leasing costs of items which would be amortizable capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting and legal fees; any sales, use or service taxes incurred in connection therewith. Direct Expenses shall not include depreciation or amortization of the Building or equipment in the Building except as provided herein, loan principal payments, costs of alterations of Lessee's premises, leasing commissions, interest expenses on long-term borrowing, advertising costs or management salaries or executive personnel other than personnel

located at the Building. In addition, Lessor shall be entitled to amortize and include as an additional rental adjustment; (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses; (ii) fire sprinklers and suppression systems and other life safety systems; and (iii) other capital expenses which are required under any governmental laws, regulations or ordinances which were not applicable to the Building at the time it was constructed. All such costs shall be amortized over the reasonable life of such improvements in accordance with such reasonable life and amortization schedules as shall be determined by Lessor in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the prime lending rate announced from time to time as such by Mellon Bank, N.A.

4.1.3 Taxes: Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Lessor, real or personal, located in the Building and used in connection with the operation of the Building and said land, any payments to any ground lessor in reimbursement or tax payments made by such Lessor; and all fees, expenses and costs incurred by Lessor in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Lessor in any Lease Year. Taxes shall not include any corporate franchise, or estate, inheritance or net income tax, or tax imposed upon any transfer by Lessor of its interest in this Lease or the Building.

4.2 The annual determination of Direct Expenses shall be made by Lessor and, if certified by public accountants selected by Lessor, shall be binding upon Lessor and Lessee. Lessee may review the books and records supporting such determination in the office of Lessor, or Lessor's agent, during normal business hours, upon giving Lessor five (5) days advance written notice within sixty (60) days after receipt of such determination, but in no event more often than once in any one year period. In the event that during all or any portion of any Lease Year, the Building is not fully rented and occupied Lessor may make any appropriate adjustment in occupancy related Direct Expenses for such year for the purpose of avoiding distortion of the amount of such Direct Expenses to be attributed to Lessee by reason of variation in total occupancy of the Building, by employing sound accounting and management principles to determine Direct Expenses that would have been paid or incurred by Lessor had the Building been fully rented and occupied, and the amount so determined shall be deemed to have been Direct Expenses for such Lease Year.

4.3 Prior to the actual determination thereof for a Lease Year, Lessor may from time to time estimate Lessee's liability for Direct Expenses and/or Taxes. Lessor will give Lessee written notification of the amount of such estimate and Lessee agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.3 shall remain in effect until further written notification to Lessee pursuant hereto.

4.4 When the above mentioned actual determination of Lessee's liability for Direct Expenses and/or Taxes is made for any Lease Year and when Lessee is so notified in writing, then:

4.4.1 If the total additional rent Lessee actually paid pursuant to Section 4.2 on account of Direct Expenses and/or Taxes for the Lease Year is less than Lessee's liability for Direct Expenses and/or Taxes, then Lessee shall pay such deficiency to Lessor as additional rent in one lump sum within thirty (30) days of receipt of Lessor's bill therefore; and

4.4.2 If the total additional rent Lessee actually paid pursuant to Section 4.2 on account of Direct Expenses and/or Taxes for the Lease Year is more than Lessee's liability for Direct Expenses and/or Taxes, then Lessor shall credit the difference against the then next due payments to be made by Lessee under this Article 4. Lessee shall not be entitled to a credit by reason of actual Direct Expenses and/or Taxes in any Lease Year being less than Direct Expenses and/or Taxes in the Base Year (Direct Expenses and/or Taxes).

4.5 If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Lessee's liability for Direct Expenses and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

5. SECURITY DEPOSIT

Lessee shall deposit the Security Deposit with Lessor upon the execution of this Lease. Said sum shall be held by Lessor as security for the faithful performance by Lessee of all the terms, covenants and conditions of this Lease to be kept and performed by Lessee

and not as an advance rental deposit or as a measure of Lessor's damage in case of Lessee's default. If Lessee defaults with respect to any provision of this Lease, Lessor may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Lessor may spend or become obligated to spend by reason for Lessee's default. If any portion is so used, Lessee shall within five (5) days after written demand therefore, deposit with Lessor an amount sufficient to restore the Security Deposit to its original amount and Lessee's failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Lessor shall not be required to keep the Security Deposit separate from its general funds, and the Lessee shall not be entitled to interest on such deposit. If Lessee shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Lessee at such time after termination of this Lease when Lessor shall have determined that all of Lessee's obligations under this Lease have been fulfilled.

6. ALTERATIONS

6.1 Except for those, if any, specifically provided for in Exhibit B to this Lease, Lessee shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Lessor, which shall not be unreasonably withheld or denied. When applying for such consent, Lessee shall, if requested by Lessor, furnish complete plans and specifications for such alterations, additions and improvements.

6.2 In the event Lessor consents to the making of any such alteration, addition or improvement by Lessee, the same shall be made using Lessor's contractor (unless Lessor agrees otherwise) at Lessee's sole cost and expense. If Lessee shall employ any Contractor other than Lessor's Contractor and such other Contractor or any Subcontractor of such other Contractor shall employ any non-union labor or supplier, Lessee shall be responsible for any and all delays, damages and extra costs suffered by Lessor as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor. In any event Lessor may charge Lessee a reasonable charge to recover its overhead as it relates to such proposed work. If Lessee uses another contractor not affiliated with the Lessor, Lessor will not unreasonably withhold permission to use another contractor.

6.3 All alterations, additions or improvements proposed by Lessee shall be constructed in accordance with all government laws, ordinances, rules and regulations and Lessee shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such assurances to Lessor, including but no limited to, waivers of lien, surety company performance bonds and personal guaranties of individuals of substance as Lessor shall require to assure payment of the costs thereof and to protect Lessor and the Building and appurtenant land against any loss from any mechanic's, materialmen's or other liens. Lessee shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Lessor's election said sums shall be paid in the same way as sums due under Article 4.

6.4 All alterations, additions, and improvements in, on, or to the Premises made or installed by Lessee, including carpeting, shall be and remain the property of Lessee during the Term but, excepting furniture, furnishings, movable partitions of less than full height from floor to ceiling and other trade fixtures, shall become a part of the realty and belong to Lessor without compensation to Lessee upon the expiration or sooner termination of the Term, at which time title shall pass to Lessor under this Lease as by a bill of sale, unless Lessor elects otherwise. Upon such election by Lessor, Lessee shall upon demand by Lessor, at Lessee's sole cost and expense, forthwith and with all due diligence remove any such alterations, addition or improvements which are designated by Lessor to be removed, and Lessee shall forthwith and with all due diligence, at its sole cost and expense, repair and restore the Premises to their original condition, reasonable wear and tear and damage by fire or other casualty excepted.

7. REPAIR

7.1 Lessor shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in Exhibit B if attached to this Lease and except that Lessor shall repair and maintain the structural portions of the roof, walls and foundation of the Building. By taking possession of the Premises, Lessee accepts them as being in good order, condition and repair and in the condition in which Lessor is obligated to deliver them. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Lessor to Lessee, except as specifically set forth in this Lease.

7.2 Lessee shall, at all times during the Term, keep the Premises in good condition and repair excepting damage by fire, or other casualty, and in compliance with all applicable governmental laws, ordinances and regulations, promptly complying with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises, all at Lessee's sole expense.

7.3 Lessor shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Lessor by Lessee.

7.4 Except as provided in Article 21, there shall be no abatement of rent and no liability of Lessor by reason of any injury to or interference with lessee's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Except to the extent, if any, prohibited by law, Lessee waives the right to make repairs at Lessor's expense under any law, statute or ordinance now or hereafter in effect.

8. LIENS

Lessee shall keep the Premises, the Building and appurtenant land and Lessee's leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Lessee, or obligations incurred by Lessee. In the event that Lessee shall not, within ten (10) days following the imposition of any such lien, either cause the same to be released of record or provide Lessor with insurance against the same issued by a major title insurance company or such other protection against the same as Lessor shall accept, Lessor shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Lessor and all expenses incurred by it in connection therewith shall be considered additional rent and shall be payable to it by Lessee on demand.

9. ASSIGNMENT AND SUBLETTING

Lessee shall not assign this Lease or sublet any portion of the premises without prior written consent of the Lessor, which shall not be unreasonably withheld or denied by Lessor. Any attempted transfer, assignment or subletting shall be void and confer no rights upon any third person without the prior written consent of Lessor. No transfer, assignment or subletting shall relieve Lessee of any obligations under this Lease. The consent by Lessor to any transfer, assignment or subletting shall not be deemed to be a waiver on the part of Lessor of any prohibitions against any future transfer, assignment or subletting.

10. INDEMNIFICATION

None of the Lessor Entities shall be liable and Lessee hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the gross negligence or willful misconduct of Lessor or its agents, employees or contractors. Lessee shall protect, indemnify and hold the Lessor Entities harmless from and against any and all loss, claims liability or costs (including court costs and attorney's fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Lessor Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Lessee, its agents, servants, employees, invitees, or visitors to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Lessee in or about the Premises or from transactions of the Lessee concerning the premises; (c) Lessee's failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Lessee in the performance of any covenant or agreement on the part of the Lessee to be performed pursuant to this Lease. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

11. INSURANCE

11.1 Lessee shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Lessor Entities against any liability to the public or to any invitee of Lessee or a Lessor Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000.00 per occurrence and not less than $2,000,000.00 in the annual aggregate, or such larger amount as Lessor may prudently require from time to time, covering bodily injury and property damage liability and products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) insurance protecting against liability under Worker's Compensation Laws with limits at least as required by statute; (d) Employer's Liability with limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease each employee; (e) All Risk or Special Form coverage protecting Lessee against loss of or damage to alterations, additions, improvements, carpeting, floor coverings, panelings, doors, windows, decorations, fixtures, inventory and other business/ personal property situated in or about the Premises to the full replacement value of the property so insured regardless as to who installed them; and (f) Business Interruption Insurance with limit of liability representing loss of at least approximately six months of income.

11.2 Each of the aforesaid policies shall (a) be provided at Lessee's expense; (b) name the Lessor and building management company, if any, as additional insureds; (c) be issued by an insurance company with a minimum Best's rating of "A: VII" during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Lessor; and said policy or policies or certificates thereof shall be delivered to Lessor by Lessee upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance. Should Lessee fail to maintain and pay the premium for same, Lessor shall have the right to obtain and pay the premiums for such insurance and the amount of any such premiums shall be treated as rent hereunder and shall be payable upon demand by Lessee to Lessor.

11.3 Whenever Lessee shall undertake any alterations, additions or improvements in, to or about the Premises ("Work") the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such work without limitation including liability under any applicable structural work act, and such other insurance as Lessor shall require; and the policies of or certificates evidencing such insurance must be delivered to Lessor prior to the commencement of any such Work.

11.4 Lessee hereby agrees to indemnify and hold Lessor harmless of and from any and all claims of whatever nature, and shall pay Lessor's costs and attorney's fees, arising from, or in connection with, Lessee's use and occupancy of the demised premises.

12. WAIVER OF SUBROGATION

So long as their respective insurers so permit, Lessee and Lessor hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks, or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

13. SERVICES AND UTILITIES

13.1 To the extent that Lessee is not billed directly by a public utility, Lessee shall pay, upon demand, as additional rent, for all electricity used by Lessee in the Premises, including all administrative cost and surcharges if any. The charge shall be at the rates charged for such services by the local public utility. Lessor shall not be liable for, and Lessee shall not be entitled to, any abatement or reduction of rental by reason of Lessor's failure to furnish any of the foregoing, unless such failure shall persist for an unreasonable time after written notice of such failure is given to Lessor by Lessee and provided further that Lessor shall not be liable when such failure is caused by accident, breakage, repairs, labor disputes or any character, energy usage restrictions or by any other cause, similar to dissimilar, beyond the reasonable control of Lessor. Lessor shall use reasonable efforts to remedy any interruption in the furnishing of services and utilities.

13.2 Should Lessee require any additional work or service, as described above, including services furnished outside ordinary business hours specified above, Lessor may, on terms to be agreed, upon reasonable advance notice by Lessee, furnish such additional service and Lessee agrees to pay Lessor such charges as may be agreed upon, including any

tax imposed thereon, but in no event at a charge less than Lessor's actual cost plus overhead for such additional service and, where appropriate a reasonable allowance for depreciation of any systems being used to provide such service.

13.3 Wherever heat-generating machines or equipment are used by Lessee in the Premises which affect the temperature otherwise maintained by the air conditioning system. Lessor reserves the right to install supplementary air conditioning units in or for the benefit of the Premises and the cost thereof, including the cost of installation and the cost of operations and maintenance, shall be paid by Lessee to Lessor upon demand as such additional rent.

13.4 Lessee will not, without the written consent of Lessor, use any apparatus or device in the Premises, including but not limited to, electronic data processing machines and machines using current in excess of 200 watts or 110 volts, which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises for normal office use, nor connect with electric current, except through existing electrical outlets in the Premises, or water pipes, any apparatus or device for the purposes of using electrical current or water. If Lessee shall require water or electric current in excess of that usually furnished or supplied for use of the Premises as normal office use, Lessee shall procure the prior written consent of Lessor for the use thereof, which Lessor may refuse, and if Lessor does consent, Lessor may cause a water meter or electric current. The cost of any such meters shall be paid for by Lessee. Lessee agrees to pay as additional rent to Lessor promptly upon demand therefor, the cost of all such excess water and electric current consumed (as shown by said meters, if any, or if none, as reasonably estimated by Lessor) at the rates charged for such services by the local public utility or agency, as the case may be, furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed. Landlord will be adding electricity in the amount of 480v/600amp for the Lessee's use. Proper metering will be added and Lessee will be charged for their usage.

14. SUBORDINATION

Once Lessee has received written notice identifying the name and address of any lender (a "Lender") holding a mortgage or deed of trust (a "Mortgage") on the property of which these premises form a part (the "Property"), Lessee agrees to notify such Lender by certified mail, return receipt requested, with postage prepaid, of any default on the part of the Lessor under this Lease, and Lessee further agrees that, notwithstanding any provisions of this abatement or reduction of the rent payable hereunder shall be effective unless the Lender has received notice of the same and have failed within thirty (30) days after the time when the same, to commence to cure such default and thereafter diligently prosecute such cure to completion, provided that such period may be extended, if the Lender needs to obtain possession of the Property to cure such default, to allow the Lender to obtain possession of the Property provided the Lender commences judicial or non-judicial proceedings to obtain possession within such period and thereafter diligently prosecutes such efforts and cure to completion. It is understood that the Lender shall have the right, but not the obligation, to cure any default on the part of Landlord.

Tenant agrees that if a Lender shall succeed to the interest of Landlord under this Lease, neither the Lender nor its successors or assigns shall be: liable for any prior act or omission of Landlord; subject to any claims, offsets, credits or defenses which Tenant might have against any prior landlord (including Landlord); or bound by any assignment (except as otherwise expressly permitted hereunder), surrender, release, waiver, amendment or modification of the Lease made without such Lender's prior written consent; or obligated to make any payment to Tenant or liable for refund of all or any part of any security deposit or other prepaid charge to Tenant held by Landlord for any purpose unless the Lender shall have come into exclusive possession of such deposit or charge. In addition, if a Lender shall succeed to the interest of Landlord under this Lease, the Lender shall have no obligation, nor incur any liability, beyond its then equity interest, if any, in the Property.

In the event that a Lender (or any person or entity to whom the Mortgage may subsequently be assigned) notifies Tenant of a default under the Mortgage and demands that Tenant pay its rent and all other sums due under this Lease directly to the Lender or as otherwise required pursuant to such notice and shall not thereby incur any obligation or liability to Landlord.

Tenant agrees and acknowledges that this Lease is subordinate to the lien of any Mortgage, but that, at the Lender's election, this Lease may be made prior to the lien of any Mortgage, and in the event a Lender succeeds to the interests of Landlord under this Lease, then, at the Lender's election (A) Tenant shall be bound to the Lender under all of the terms, covenants and conditions of this Lease for the remaining balance of the term hereof, with the same force and effect as if the Lender were the lessor hereunder, and Tenant does hereby agree to attorn to the Lender as its lessor without requiring the execution of any further instruments immediately upon the Lender succeeding to the

interests of Landlord under this Lease; provided, however, that Tenant agrees to execute and deliver to the Lender any instrument reasonably requested by it to evidence such attornment; and (B) subject to the observance and performance by Tenant of all the terms, covenants and conditions of this Lease on the part of Tenant to be observed and performed, the Lender shall recognize the leasehold estate of Tenant under all of the terms and conditions of this Lease for the remaining balance of the term with the same force and effect as if the Lender were the lessor under the Lease.

Tenant agrees, at any time and from time to time, as requested by Landlord or any Lender, upon not less than ten (10) days' prior notice, to execute and deliver without cost or expense to the Landlord or such Lender an estoppel certificate certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which all fixed or base rent and any additional rent have been paid, and stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any of its obligations under this Lease, and, if so, specifying each such default of which Tenant may have knowledge, it being intended that any such statement delivered pursuant thereto may be relied upon by any other person with whom Landlord or such Lender may be dealing.

15. RULES AND REGULATIONS

Lessee shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit C to this Lease and all reasonable modifications of and additions to them from time to time put into effect by Lessor. Lessor shall not be responsible to Lessee for the non-performance by any other tenant or occupant of the Building of any such rules and regulations.

16. REENTRY BY LESSOR

16.1 Lessor reserves and shall at all times have the right to re-enter the Premises to inspect the same, to show said Premises to prospective purchasers, mortgagees or tenants, and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Lessee shall not be interfered with unreasonably.

16.2 Lessor shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known. In the event that Lessor damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Lessor shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged.

16.3 Lessee hereby waives any claim for damages for any injury or inconvenience to or interference with Lessee's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Lessor authorized by this Article 16. Lessee agrees to reimburse Lessor, on demand, as additional rent, for any expenses which Lessor may incur in thus effecting compliance with Lessee's obligations under this Lease.

16.4 For each of the aforesaid purposes, Lessor shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Lessee's vaults and safes or special security areas (designated in advance), and Lessor shall have the right to use any and all means which Lessor may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access cannot be had by means of a key or keys in Lessor's possession, Lessor is authorized to gain access by such means as Lessor shall elect and the cost of repairing any damage occurring in doing so shall be borne by Lessee and paid to Lessor as additional rent upon demand.

17. DEFAULT

17.1 Except as otherwise provided in Article 19, the following events shall be deemed to be Events of Default under this Lease:

17.1.1 Lessee shall fail to pay when due any sum of money becoming due to be paid to Lessor under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other

payment or reimbursement to Lessor required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five days after written notice that such payment was not made when due, but if any such notice shall be given, for the twelve month period commencing with the date of such notice, the failure to pay within five days after due any additional sum of money becoming due to be paid to Lessor under this Lease during such period shall be an Event of Default, without notice.

17.1.2 Lessee shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within twenty (20) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Lessee.

17.1.3 Lessee shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Lessee's right to possession only.

17.1.4 Lessee shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole of any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

17.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Lessee bankrupt, or appointing a receiver of Lessee, or of the whole or any substantial part of its property, without the consent of Lessee, or approving a petition filed against Lessee seeking reorganization or arrangement of Lessee under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty (30) days from the date of entry thereof.

18. REMEDIES/CONFESSION OF JUDGEMENT

18.0 If rent and/or any charges hereby reserved as rent shall remain unpaid on any day when the same ought to be paid, Lessee hereby empowers any Prothonotary, Clerk of Court or attorney of any Court of Record to appear for Lessee in any and all actions which may be brought for rent and/or the charges, payments, costs and expenses reserved as rent, or agreed to be paid by the Lessee and/or to sign for Lessee an agreement for entering in any competent Court an amicable action or actions for the recovery of rent or other charges, payments, costs and expenses, and in said suits or in said amicable action or actions to confess judgment against Lessee for all or any part of the rent specified in this lease and then unpaid including, at Lessor's option, the rent for the entire unexpired balance of the term of this lease, and/or other charges, payments, costs and expenses reserved as rent or agreed to be paid by the Lessee, and for interest and costs together with and attorney's fees. Such authority shall not be exhausted by one exercise thereof, but judgment may be confessed as aforesaid from time to time as often as any of said rent and/or other charges, payments, costs and expenses, reserved as rent shall fall due or be in arrears, and such powers may be exercised as well after the expiration of the original term and/or during any extension of renewal of this lease.

18.1 Except as otherwise provided in Article 19, upon the occurrence of any of the Events of Default described or referred to in Article 17, Lessor shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:

18.1.1 Lessor may, at its election, terminate this Lease or terminate Lessee's right to possession.

18.1.2 Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Lessee's right to possession without termination of the Lease, Lessee shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Lessor, and Lessee hereby grants to Lessor full and free license to enter into and upon the Premises in such event and to repossess Lessor of the Premises as of Lessor's former estate and to expel or remove Lessee and any others who may be occupying or be within the Premises and to remove Lessee's signs and other evidence of tenancy and all other property of Lessee therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Lessee waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Lessor's right to rent or any other right given to Lessor under this Lease by operation of law.

18.1.3 Upon any termination of this Lease, whether by lapse of time or otherwise, Lessor shall be entitled to recover as damages, all rent, including any amounts treated as additional rent under this Lease, and other sums due and payable by Lessee on the date of termination, plus as liquidated damages and not as a penalty, an amount equal to the sum of: (a) an amount equal to the then present value of the rent reserved in this Lease for the residue of the stated Term of this Lease including any amounts treated as additional rent under this Lease and all other sums provided in this Lease to be paid by Lessee, minus the fair rental value of the Premises for such residue; (b) the value of the time and expense necessary to obtain a replacement tenant or tenants, and the estimated expenses described in Section 18.1.4 relating to recovery of the Premises, preparation for reletting and for reletting itself; and (c) the cost of performing any other covenants which would have otherwise been performed by Lessee.

18.1.4 Upon any termination of Lessee's right to possession only without termination of the Lease;

18.1.4.1 Neither such termination of Lessee's right to possession nor Lessor's taking and holding possession thereof as provided in Section 18.1.2 shall terminate the Lease or release Lessee, in whole or in part, from any obligation, including Lessee's obligation to pay the rent, including any amounts treated as additional rent, under this Lease for the full Term, and if Lessor so elects Lessee shall pay forthwith to Lessor the sum equal to the entire amount of the rent, including any amounts treated as additional rent under this Lease, for the remainder of the Term plus any other sums provided in this Lease to be paid by Lessee for the remainder of the Term.

18.1.4.2 Lessor may, but need not, relet the Premises or any part thereof for such rent and upon such terms as Lessor, in its sole discretion, shall determine (including the right to relet the premises for a greater or lesser term than that remaining under this Lease, the right to relet the Premises as a part of a larger area, and the right to change the character or use made of the Premises). In connection with or in preparation for any reletting, Lessor may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Lessor deems necessary or desirable, and Lessee shall, upon demand, pay the cost thereof, together with Lessor's expenses of reletting, including, without limitation, any commission incurred by Lessor. If Lessor decides to relet the Premises or a duty to relet is imposed upon Lessor by law, Lessor and Lessee agree that nevertheless Lessor shall at most be required to use only the same efforts Lessor then uses to lease premises in the Building generally and that in any case that Lessor shall not be required to give any preference or priority to the showing or leasing of the Premises over any other space that Lessor may be leasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available. Lessor shall not be required to observe any instruction given by Lessee about any reletting or accept any tenant offered by Lessee unless such offered tenant has a credit-worthiness acceptable to Lessor and leases the entire Premises upon terms and conditions including a rate of rent (after giving effect to all expenditures by Lessor for tenant improvements, broker's commissions and other leasing costs) all no less favorable to Lessor than as called for in this Lease, nor shall Lessor be required to make or permit any assignment or sublease for more than the current term or which Lessor would not be required to permit under the provisions of Article 9.

18.1.4.3 Until such time as Lessor shall elect to terminate the Lease and shall thereupon be entitled to recover the amounts specified in such case in Section 18.1.3, Lessee shall pay to Lessor upon demand the full amount of all rent, including any amounts treated as additional rent under this Lease and other sums reserved in this Lease for the remaining Term, together with the costs of repairs, alterations, additions, redecorating and Lessor's expenses of reletting and the collection of the rent accruing therefrom (including attorney's fees and broker's commissions), as the same shall then be due or become due from time to time, less only such consideration as Lessor may have received from any reletting of the Premises; and Lessee agrees that Lessor may file suits from time to time to recover any sums falling due under this lease as they become due. Any proceeds of reletting by Lessor in excess of the amount then owed by Lessee to Lessor from time to time shall be credited against Lessee's future obligations under this Lease but shall not otherwise be refunded to Lessee or inure to Lessee's benefit.

18.2 Lessor may, at Lessor's option, enter into and upon the Premises if Lessor determines in its sole discretion that Lessee is not acting within a commercially reasonable time to maintain, repair or replace anything for which Lessee is responsible under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Lessee's business resulting therefrom. If Lessee shall have vacated the Premises, Lessor may at Lessor's option re-enter the Premises at any time during the last six months of the then current Term of this Lease and make any and all such changes, alterations, revisions, additions and tenant and other improvements in or about the Premises as Lessor shall elect, all without any abatement of any of the rent otherwise to be paid by Lessee under this Lease.

18.3 Deleted

18.4 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any rent due to Lessor under this Lease or of any damages accruing to Lessor by reason of the violation of any of the terms, provisions and covenants contained in this Lease.

18.5 No act or thing done by Lessor or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Lessor. No waiver by Lessor of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Lessor's acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Default, unless Lessor so notified Lessee in writing. Forbearance by Lessor in enforcing one or more of the remedies provided in this Lease upon a Event of Default shall not be deemed or construed to constitute a waiver of such Default or of Lessor's right to enforce any such remedies with respect to such Default or any subsequent Default.

18.6 To secure the payment of all rentals and other sums of money becoming due from lessee under this Lease, Lessor shall have and Lessee grants to Lessor a first lien upon the leasehold interest of Lessee under this Lease, which lien may be enforced in equity, and a continuing security interest upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Lessee situated on the Premises, and such property shall not be removed therefrom without the consent of Lessor until all arrearages in rent as well as any and all other sums of money then due to Lessor under this Lease shall first have been paid and discharged. In the event of a Default under this Lease, Lessor shall have, in addition to any other remedies provided in this Lease or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Section 18.6 at public or private sale upon five (5) days' notice to Lessee. Lessee shall execute all such financing statements and other instruments as shall be deemed necessary or desirable in Lessor's discretion to perfect the security interest hereby created.

18.7 Any and all property which may be removed from the Premises by Lessor pursuant to the authority of this Lease or of law, to which Lessee is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Lessor but at the risk cost and expense of Lessee, and Lessor shall in no event be responsible for the value, preservation or safekeeping thereof Lessee shall pay to Lessor, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Lessor's possession or under Lessor's control. Any such property of Lessee not retaken by Lessee from storage within thirty 30 days after removal from the Premises shall, at Lessor's option, be deemed conveyed by Lessee to Lessor under this Lease as by a bill of sale without further payment or credit by Lessor to Lessee.

19. LESSEE'S BANKRUPTCY OR INSOLVENCY

19.1 If at any time and for so long as Lessee shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a "Debtor's Law"):

19.1.1 Lessee, Lessee as debtor-in-possession, and any trustee or receiver of Lessee's assets (each a Lessee's Representative") shall have no greater right to assume or assign this Lease or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Lessee in Article 9, except to the extent Lessor shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor's Law. Without limitation of the generality of the foregoing, any right of any Lessee's Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

19.1.1.1 Such Debtor's Law shall provide to Lessee's Representative a right of assumption of this Lese which Lessee's Representative shall have timely exercised and Lessee's Representative shall have fully cured any default of Lessee under this Lease.

19.1.1.2 Lessee's Representative or the proposed assignee, as the case shall be, shall have deposited with Lessor as security for the timely payment of rent an amount equal to the larger of: (a) three months' rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 5; and shall have provided Lessor with adequate other assurance of the future performance of the obligations of the Lessee

under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Lessor that Lessee's Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Lessor that Lessee's Representative will have sufficient funds to fulfill the obligations of Lessee under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Lessor and showing a net worth and working capital in amounts determined by Lessor to be sufficient to assure the future performance by such assignee of all of the Lessee's obligations under this Lease.

19.1.1.3 The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Lessor is bound.

19.1.1.4 Lessor shall have, or would have had absent the Debtor's Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the premises concerned.

20. QUIET ENJOYMENT

Lessor represents and warrants that it has full right and authority to enter into this Lease and that Lessee, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Lessor subject to the terms and provisions of this Lease. Lessor shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Lessee be released from any of the obligations of this Lease because of such interference or disturbance.

21. DAMAGE BY FIRE, ETC.

21.1 In the event the Premises or the Building are damaged by fire or other cause and in Lessor's reasonable estimation such damage can be materially restored within two hundred fifty (250) days, Lessor shall forthwith repair the same and this Lease shall remain in full force and effect, except that Lessee shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made prorate in accordance with the extension to which the damage and the making of such repairs shall interfere with the use and occupancy by Lessee of the Premises from time to time. Within forty-five (45) days from the date of such damage, Lessor shall notify Lessee, in writing, of Lessor's reasonable estimation of the length of time within which material restoration can be made, and Lessor's determination shall be binding on Lessee. For purposes of this Lease, the Building or Premises shall be deemed "materially restored" if they are in such condition as would not prevent or materially interfere with Lessee's use of the Premises for the purpose for which it was being used immediately before such damage.

21.2 If such repairs cannot, in Lessor's reasonable estimation, be made within two hundred fifty (250) days, Lessor and Lessee shall each have the option of giving the other, at any time within sixty (60) days after such damage, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Lessee in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Lessor nor Lessee exercises its option to terminate this Lease, then Lessor shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 21.1.

21.3 Lessor shall not be required to repair or replace any damage or loss from fire or other cause to any panelings, decorations, partitions, additions, railing, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises or belonging to Lessee. Any insurance which may be carried by Lessor or Lessee against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

21.4 In the event that Lessor should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Lessor as extended by this Section 21.4, Lessee may at its option and as its sole remedy terminate this Lease by delivering written notice to Lessor, within fifteen (15) days after the expiration of said period of time, whereupon the Lease shall end on the date of such notice or such later date fixed in such notices as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction

required by Lessee, strikes, lockouts, casualty, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Lessor, the period for restoration, repair or rebuilding shall be extended for the amount of time Lessor is so delayed.

21.5 Notwithstanding anything to the contrary contained in this Article: (a) Lessor shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 21 occur during the last twelve (12) months of the Term or any extension thereof, but if Lessor determines not to repair such damages Lessor shall notify Lessee and if such damages shall render any material portion of the Premises untenantable Lessee shall have the right to terminate this Lease by notice to Lessor within fifteen (15) days after receipt of Lessor's notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, the Lessor shall have the right to terminate this Lease by delivering written notice of termination to Lessee within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

21.6 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 21, it shall be Lessee's responsibility to properly secure the Premises and upon notice from Lessor to remove forthwith, at is sole cost and expense, such portion of all of the property belonging to Lessee or its licensees from such portion or all of the Building or Premises as Lessor shall request.

22. EMINENT DOMAIN

If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Lessee may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Lessee's use and occupancy of the Premises. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights of Lessor above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Lessor shall have the right, at its sole option, to terminate this Lease. Lessor shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Lessee hereby assigns to Lessor any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Lessee's trade fixtures and moving expenses; Lessee shall make no claim for the value of any unexpired Term.

23. SALE BY LESSOR

In event of a sale or conveyance by Lessor of the Building, the same shall operate to release Lessor from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Lessee, and in such event Lessee agrees to look solely to the responsibility of the successor in interest of Lessor in and to this Lease. Except as set forth in this Article 23, this Lease shall not be affected by any such sale and Lessee agrees to attorn to the purchaser or assignee. If any security has been given by Lessee to secure the faithful performance of any of the covenants of this Lease, Lessor may transfer or deliver said security, as such, to Lessor's successor in interest and thereupon Lessor shall be discharged from any further liability with regard to said security.

24. TERMINATION OF LEASE

It is hereby mutually agreed that either party hereto may terminate this lease at the end of said term by giving to the other party written notice thereof at least **90 days** prior thereto, but in default of such notice, this lease shall continue for a further period of **one (1) year** and so on from **year** to **year** with a rental increase of **ten (10%) percent per annum** each year, and all other terms and conditions shall remain the same, unless and until terminated by either party hereto, giving the other **90 days** written notice for removal previous to expiration of the then current term; PROVIDED, however, that should this lease be continued for a further period under the terms herein above mentioned, any allowances given Lessee on the rent during the original term shall not extend beyond such original term, and further provided, however, that if Lessor shall have given such

written notice prior to the expiration of any term hereby created, of his intention to change the terms and conditions of this lease, and Lessee shall not within **10 days** from such notice notify Lessor of Lessee's intention to vacate the demised premises at the end of the then current term, Lessee shall be considered as Lessee under the terms and conditions mentioned in such notice for a further term as above provided, or for such further term as may be stated in such notice. In the event that Lessee shall give notice, as stipulated in this lease, of intention to vacate the demised premises at the end of the present term, or any renewal or extension thereof, and shall fail or refuse so to vacate the same on the date designated by such notice, then it is expressly agreed that Lessor shall have the option either (a)to disregard the notice so given as having no effect, in which case all the terms and conditions of this lease shall continue thereafter with full force precisely as if such notice had not been given, or (b)Lessor may, at any time within thirty days after the present term or any renewal or extension thereof, as aforesaid, give the said Lessee ten days' written notice of his intention to terminate the said lease; whereupon the Lessee expressly agrees to vacate said premises at the expiration of the said period of ten days specified in said notice. All powers granted to Lessor by this lease may be exercised and all obligations imposed upon Lessee by this lease shall be performed by Lessee as well during any extension of the original term of this lease as during the original term itself.

25. ESTOPPEL CERTIFICATES

Within ten (10) days following any written request which lessor may make from time to time, Lessee shall execute and deliver to Lessor or mortgagee or prospective mortgagee a sworn statement certifying: (a)the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Lessor or Lessee except as specified in Lessee's statement; and (e) such other matters as may be requested by Lessor. Lessor and Lessee intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser and Lessee shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate. Lessee irrevocably agrees that if Lessee fails to execute and deliver such certificate within such ten (10) day period Lessor or Lessor's beneficiary or agent may execute and deliver such certificate on Lessee' behalf, and that such certificate shall be fully binding on Lessee.

26. SURRENDER OF PREMISES

26.1 Lessee shall, at least thirty (30) days before the last day of the Term, arrange to meet Lessor for a joint inspection of the Premises. In the event of Lessee's failure to arrange such joint inspection to be held prior to vacating the Premises, Lessor's inspection at or after Lessee's vacating the Premises shall be conclusively deemed correct for purposes of determining Lessee's responsibility for repairs and restoration.

26.2 At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Lessee will peaceably deliver up to Lessor possession of the Premises, together with all improvements or additions upon or belonging to the same, by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Lessee may, and at Lessor's request shall at Lessee's sole cost, remove upon termination of this Lease, any and all furniture, furnishings, movable partitions of less than full height from floor to ceiling, trade fixtures and other property installed by Lessee, title to which shall not be in or pass automatically to Lessor upon such termination, repairing all damage caused by such removal. Property not so removed shall, unless requested to be removed, be deemed abandoned by the Lessee and title to the same shall thereupon pass to Lessor under this Lease as by a bill of sale. All other alterations, additions and improvements in, on or to the Premises shall be dealt with the disposed of as provided in Article 6.

26.3 All obligations of Lessee under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term. In the event that Lessee's failure to perform prevents Lessor from releasing the Premises, Lessee shall continue to pay rent pursuant to the provisions of Article 14 until such performance is complete. Upon the expiration or earlier termination of the Term, Lessee shall pay to Lessor the amount, as estimated by Lessor, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Lessee' obligation for unpaid amounts due or to become due to Lessor. All such amounts shall be used and held by Lessor for payment of such obligations of Lessee, with Lessee being liable for any additional costs upon demand by Lessor, or with any excess to be returned to Lessee after all such obligations have been determined and satisfied. Any

otherwise unused Security Deposit shall be credited against the amount payable by Lessee under this Lease.

27. NOTICES

Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, shall be transmitted personally, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Page, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, or if to Lessee at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee.

28. RELOCATION OF LESSEE

Lessor, at its sole expense, on at least ninety (90) days prior written notice, may require Lessee to move from the Premises to other space of comparable size and decor in order to permit Lessor to consolidate the space leased to Lessee with other adjoining space leased or to be leased to another tenant. In the event of any such relocation, Lessor will pay all expenses of preparing and decorating the new premises so that they will be substantially similar to the Premises from which Lessee is moving, and Lessor will also pay the expense of moving Lessee's furniture and equipment to the relocated premises. In such event this Lease and each and all of the terms and covenants and conditions hereof shall remain in full force and effect and thereupon be deemed applicable to such new space except that a revised Reference Page and a revised Exhibit A shall become part of this Lease and shall reflect the location of the new premises. Lessor aggress that Lessee can only be relocated within the Expressway 95 Business Center buildings 1-10.

29. DEFINED TERMS AND HEADINGS

The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope of intent of any provision of this Lease. Any indemnification or insurance of Lessor shall apply to and inure to the benefit of all the following "Lessor Entities", being Lessor, Lessor's investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. Any option granted to Lessor shall also include or be exercisable by Lessor's trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms "Lessee" and "Lessor" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporation, and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term "rentable area" shall mean the rentable area of the Premises or the Building as calculated by the Lessor on the basis of the plans and specification of the Building including a proportionate share of any common areas. Lessee hereby accepts and agrees to be bound by the figures for the rentable space footage of the Premises and Lessee's Proportionate Share shown on the Reference Page.

30. LESSEE'S AUTHORITY

If Lessee signs as a corporation each of the persons executing this Lease on behalf of Lessee represents and warrants that Lessee has been and is qualified to do business in the state in which the Building is located, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions. If Lessee signs as a partnership, trust or other legal entity, each of the persons executing this Lease on behalf of Lessee represents and warrants that Lessee has complied with all applicable laws, rules and governmental regulations relative to its right to do business in the state and that such entity on behalf of the Lessee was authorized to do so by any and all appropriate partnership, trust or other actions. Lessee agrees to furnish promptly upon request a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of Lessee to enter into this Lease.

31. COMMISSIONS

Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Page.

32. TIME AND APPLICABLE LAW

Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located.

33. SUCCESSORS AND ASSIGNS

Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

34. ENTIRE AGREEMENT

This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Lessor or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

35. EXAMINATION NOT OPTION

Submission of this Lease shall not be deemed to be a reservation of the Premises. Lessor shall not be bound by this Lease until it has received a copy of this Lease duly executed by Lessee and has delivered to Lessee a copy of this Lease duly executed by Lessor, and until such delivery Lessor reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Lessor may withhold delivery of possession of the Premises from Lessee until such time as Lessee has paid to Lessor any security deposit required by Article 5, the first month's rent as set forth in Article 3 and any sum owed pursuant to this Lease.

36. RECORDATION

Lessee shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Lessor, and then shall pay all charges and taxes incident such recording or registration.

37. LIMITATION OF LESSOR'S LIABILITY

Redress for any claim against Lessor under this Lease shall be limited to and enforceable only against and to the extent of Lessor's interest in the Building. The obligations of Lessor under this Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Lessor or the investment manager.

38. RENEWAL OPTION

Lessee shall, provided the Lease is in full force and effect and Lessee is not in default under any of the other terms and conditions of the Lease at the time of notification or commencement, the option to renew this Lease for an additional term of five (5) years, for the portion of the Premises being leased by the Lessee as of the date the renewal term is to commence, on the same conditions set forth in the Lease, except as modified by the terms, covenants and conditions set forth below.

1. If Lessee elects to exercise said option, then Lessee shall provide Lessor with written notice no earlier than the date which is 120 days prior to the expiration of the then current term of the Lease, but no later than the date which is 91 days prior to the expiration of the then current term of the Lease, and the Annual Rent and Monthly Installment in effect at the expiration of the then current term of the Lease shall be increased, commencing on the first day of the new renewal term, to reflect the current fair market rental for comparable space in other similar buildings in the same rental market as of the date the renewal term is to commence. If Lessee fails to provide such notice, Lessee shall have no further or additional right to extend or renew the term of the Lease, excluding paragraph 24 Termination of lease. The notice shall be given in the manner provided in the Lease for giving of notices to the Lessor.

2. This option is not transferable: the parties hereto acknowledge and agree that they intend that the aforesaid option to renew this Lease shall be "personal" to the Lessee as set forth above and that in no event will an assignee or sublessee have any rights to exercise the aforesaid option to renew.

3. In the event Lessee exercises the above mentioned option, it shall then have an identical option for an additional five (5) years exercisable under the same terms and conditions as listed above.

LESSOR:	LESSEE:
EXPRESSWAY 95 BUSINESS CENTER, LP A Pennsylvania Limited Partnership	Gyrotron Technology, Inc. A Delaware Corporation
By: Gerald L. Ziff Partner	By: Lian Sawires Vice President
Signature	Signature
Date: 6/2/06	Date: 6-1-06
	Federal I.D.# 51-0382375
	Affix Corporate Seal Here

EXHIBIT A

attached and made a part of Lease bearing the
Lease Reference Date of 6/2/06

between

EXPRESSWAY 95 BUSINESS CENTER, LP
As Lessor

and

Gyrotron Technology, Inc.
As Lessee

PREMISES

Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease. It does not in any way supercede any of Lessor's right set forth in Section 17.2 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

3412 PROGRESS DRIVE

UNITS A & B


SINK
W/DESK SPACE
W/DESK SPACE
MEN
WOMEN

RD1 /01	PROJECT# / FILE#: 06829-003/ 3412PROGRESSDRUNITABRD.DWG	DRAWN BY: LSK
	SCALE: 1/8" = 1'-0"	APPROVED BY:
	DATE: APRIL 11, 2006	REVISED:

RECORD DRAWING

Architects

Planners

Interior Designers

The Curtis Center
601 Walnut Street, Suite 1200W
Philadelphia, Pennsylvania 19106
215 592 7070 Fax 215 592 9527
www.spacedesign.net

SPACE DESIGN INCORPORATED

EXHIBIT B

between

EXPRESSWAY 95 BUSINESS CENTER, LP
As Lessor

and

Gyrotron Technology, Inc.
As Lessee

INITIAL ALTERATIONS

Before Commencement Date, Lessor agrees to perform the following using Building standard materials:

1. Paint the entire space
2. Shampoo clean the carpets
3. Install a slop sink in the warehouse
4. Replace damaged ceiling tiles
5. Two door openings to be made wider
6. Additional electric will be added to make the space into 480V/600 amp
7. All building systems to be delivered in good working order including HVAC, plumbing, electric, loading doors

Any additional alterations performed shall be at Lessee's sole cost and expense, and completed in accordance to paragraph six (#6 Alterations) of this leasing agreement.

Alterations contemplated by Lessee, at its own expense and using either its own contractors or the Lessors contractors may include:

1. The installation of a sink and counter top in the small room adjacent to the ladies room
2. Placement of an industrial chiller (3 x3, 1 water cooling fan) behind the premises, adjacent to the back wall, between the garage access and the rear door.
3. The construction of a 25 x 18 painted, finished room, using drywall construction and suitable door, in the warehouse section.

EXHIBIT C

between

EXPRESSWAY 95 BUSINESS CENTER, LP
As Lessor

and

Gyrotron Technology, Inc.
As Lessee

RULES AND REGULATIONS

1. No sign, placard, picture, advertisements, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of the Lessor, which shall not be unreasonably withheld or denied. Lessor shall have the right to remove, at Lessee's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Lessee by a person or vendor chosen by Lessor. In addition, Lessor reserves the right to change from time to time the format of the signs or lettering and to require previously approved signs or lettering to be appropriately altered.

2. If Lessor objects in writing to any curtains, blinds, shades or screen attached to or hung in or used in connection with any window or door of the Premises, Lessee shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Lessee shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Lessor, from outside the Premises.

3. Lessee shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not for the general public, and Lessor shall in all cases retain the right to control and prevent access to the Building of all persons whose presence in the judgment of Lessor would be prejudicial to the safety, character, reputation and interests of the Building and its tenants provided that nothing contained in this rule shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenants shall go upon the roof of the Building.

4. The directory of the Building will be provided exclusively for the display of the name and location of Lessees only and Lessor reserves the right to exclude any other names therefrom.

5. Lessee shall not park more than 3 cars or trucks per 1,000 Square feet of rentable space.

6. Lessor will furnish Lessee free of charge with two keys to each door in the Premises. Lessor may make a reasonable charge for any additional keys, and Lessee shall not make or have made additional keys, and Lessee shall not alter any lock or install a new or additional lock or bolt on any door of its Premises. Lessee, upon the termination of its tenancy, shall deliver to Lessor the keys of all doors which have been furnished to Lessee, and in the event of loss of any keys so furnished, shall pay Lessor therefor.

7. If Lessee requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with Lessor's instructions in their installations.

8. Deleted

9. Lessee shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Lessor shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, stand on such platforms as determined by Lessor to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Lessee which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building to

such a degree as to be objectionable to Lessor or to any tenants shall be placed and maintained by Lessee at lessee's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Lessor. Lessor will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Lessee.

10. Lessee shall not use any method of heating or air conditioning other than that supplied by Lessor. Lessee shall not waste electricity, water or air conditioning. Lessee shall keep corridor doors closed.

11. Deleted

12. Lessee shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus and electricity, gas or air outlets before Lessee and its employees leave the Premises. Lessee shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Lessor for noncompliance with this rule.

13. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown into any of them, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Lessee who, or whose employees or invitees, shall have caused it.

14. Lessee shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building. Lessee shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

15. Except as approved by Lessor, Lessee shall not make, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises . Lessee shall not cut or bore holes for wires. Lessee shall not affix any floor covering to the floor of the Premises in any manner except as approved by Lessor. Lessee shall repair any damage resulting from noncompliance with this rule.

16. Lessee shall not install, maintain or operate upon the Premises any vending machine.

17. Lessee shall store all its trash and garbage within its Premises. Lessee shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Lessor.

18. No cooking shall be done or permitted by any Lessee on the Premises, except by the Lessee of Underwriters' Laboratory approved microwave oven or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

19. Lessee shall not use in any space or in the public halls of the Building any hand trucks except those equipped with the rubber tires and side guards or such other material-handling equipment as Lessor may approve. Lessee shall not bring any other vehicles of any kind into the Building.

20. Lessee shall not use the name of the Building in connection with or in promoting or advertising the business of Lessee's address.

21. The requirements of Lessee will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Lessor shall not perform any work or do anything outside of their regular duties unless under special instruction from Lessor, and no employee of Lessor will admit any person (Lessee or otherwise) to any office without specific instructions from Lessor.

22. Lessor may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Lessor shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Lessor from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

23. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease or premises in the Building.

24. Lessor reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order in and about the